Exhibit 99.1

Cryoport Appoints Jerrell Shelton as President and Chief Executive Officer

LAKE FOREST, CA – November 5, 2012 — Cryoport, Inc. (OTCBB: CYRX) today announced that Jerrell Shelton has been named President and Chief Executive Officer, effective immediately. Mr. Shelton joined the Company’s Board of Directors on October 22, 2012.

“Following his appointment to the Board last month, Jerry and the other directors reviewed the Company’s requirements at the executive level, and concluded that his background and skills were the right fit for the position,” said Stephen Wasserman, Cryoport’s Chairman. “Jerry has led several companies to success, and we believe he has the strategic vision and hands-on management experience to do the same at Cryoport.”

Mr. Shelton commented, “Cryoport is addressing a large opportunity as the premier solution for deep frozen cold-chain logistics in the life science industries. Its solutions afford new and reliable alternatives, and its partnerships with leading companies in various biologics, in-vitro fertilization, cell lines, stem cells, and other commodities requiring a deep frozen solution is unsurpassed.

“Cryoport’s revolutionary and proprietary portal, providing a robust dashboard of information from the time materials are loaded through successful delivery, distinguishes it as the undisputed leader in deep frozen logistics. One of the additional things that has impressed me is the recognition of Cryoport’s technology by FedEx and the partnership that has developed between the two companies. With great anticipation, I am looking forward to working with the Cryoport team to advance its mission to improve the quality and reliability of deep frozen cold chain logistics in the worldwide market,” said Shelton.

Mr. Shelton has more than thirty years of executive and corporate governance experience across several industries, including information services, telecommunications, manufacturing and distribution. Previously, he was a Visiting Executive at IBM Research where his team created and developed WebFountain, a project contributing significantly to IBM’s software strategy. He was also President and Chief Executive Officer of NDC Holdings, Continental Graphics Holdings, Thomson Business Information Group, and Advantage Companies. Under his leadership each of those companies achieved rapid revenue growth, improved profitability and increases in shareholder value. Mr. Shelton holds a BSBA degree from the University of Tennessee, and a MBA from the Harvard Business School.

With the appointment of Mr. Shelton as the Company’s President and Chief Executive Officer, the Board of Directors dissolved the Office of the Chief Executive which had been formed on an interim basis upon the departure of the Company’s previous President and Chief Executive Officer.

About Cryoport, Inc.

Cryoport provides leading edge deep frozen cold chain logistics services through the combination of purpose built proprietary hardware and software technologies providing a total turnkey management of the entire logistics process. The Cryoport Express® liquid nitrogen dry vapor shipper is validated to maintain a constant -150°C temperature for a 10 plus day dynamic shipment duration while the Cryoportal™ Logistics Management Platform provides tools to manage the entire shipment process, including initial order, document preparation, customs clearance, courier management, shipment tracking, issue resolution, and delivery. Cryoport’s total turnkey service management approach offers reliability, cost effectiveness, convenience, and surety while using recyclable and reusable components providing a “green” and environmentally friendly solution. For more information visit www.cryoport.com.

Forward Looking Statements

Statements in this press release which are not purely historical, including statements regarding Cryoport, Inc.’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. It is important to note that the company’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the effect of changing economic conditions, trends in the products markets, variations in the company’s cash flow, market acceptance risks, and technical development risks. The company’s business could be affected by a number of other factors, including the risk factors listed from time to time in the company’s SEC reports including, but not limited to, the annual report on Form 10-K for the year ended March 31, 2012. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Cryoport, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

Contact:

LHA

Don Markley

310-691-7100

dmarkley@lhai.com

@LHA_IR_PR